UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2020

NCR CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	001-00395	31-0387920
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

864 Spring Street NW
Atlanta, GA 30308

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (937) 445-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	NCR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02Results of Operations and Financial Condition.

In this Current Report on Form 8-K, unless otherwise indicated or the context otherwise requires, the “Company,” “NCR,” “we,” “our” and “us” refer to NCR Corporation and its consolidated subsidiaries.

As part of a previously announced private financing transaction, we anticipate disclosing to prospective investors the following estimated preliminary results of operations for our first quarter ended March 31, 2020.

Certain Preliminary Financial Results for the First Quarter of 2020

We expect to report for the three months ended March 31, 2020, revenues in the range of $1,490 million to $1,505 million, segment operating income in the range of $95 million to $105 million, net income attributable to NCR in the range of $15 million to $25 million, cash and cash equivalents in the range of $1,190 million to $1,230 million and Adjusted EBITDA in the range of $180 million to $190 million, as compared to $1,536 million, $147 million, $37 million, $414 million and $218 million, respectively, for the three months ended March 31, 2019. In addition, for the three months ended March 31, 2020, we expect to report that our top ten customers accounted for a percentage of our revenue ranging from 10% to 13% and our top 100 customers accounted for a percentage of our revenue ranging from 35% to 40%. Our results of operations for the first quarter were driven by factors described in Exhibit 99.1 to this Current Report on Form 8-K under the heading “Recent Developments—COVID-19,” as well as our shift to recurring revenue, which we discussed in our fourth quarter 2019 earnings release.

We have provided ranges, rather than specific amounts, for the preliminary results described above primarily because our financial closing procedures for the three months ended March 31, 2020 are not yet complete and, as a result, we expect that our final results upon completion of our closing procedures may vary materially from the preliminary estimates within the ranges as described above. The estimates were prepared by and are the responsibility of our management, based upon a number of assumptions, in connection with preparation of our financial statements and completion of the quarter. Such ranges have not been audited, reviewed, compiled, or had agreed-upon procedures applied by our independent registered public accounting firm. Accordingly, our independent registered public accounting firm does not express an opinion or any other form of assurance with respect thereto. We plan to report completed financial results for the three months ended March 31, 2020 on or about May 5, 2020.

Additional items that would require material adjustments to the preliminary financial information may be identified. Factors that could cause our actual first quarter results to differ from the ranges presented herein include, without limitation, completion of the closing process, which includes account reconciliations, business performance reviews and fluctuation analyses. Estimates of results are inherently uncertain and subject to change, and we undertake no obligation to update this information. In addition, the preliminary results for the three months ended March 31, 2020 are not necessarily indicative of future performance or any other period, including the results to be achieved for the remainder of the fiscal year ending December 31, 2020 or any future period.

Reconciliation of Adjusted EBITDA to Income from Continuing Operations

	Three Months Ended	Three Months Ended March 31, 2020
	March 31, 2019	Low	High
		(in millions)
Reconciliation of Adjusted EBITDA to Income from continuing operations:
Income (loss) from continuing operations attributable to NCR common stockholders	$37	$15	$21
Plus: Interest expense (net)	44	49	49
Plus: Income tax expense (benefit)	9	1	1
Plus: Depreciation and amortization	79	85	85
EBITDA	169	150	160
Adjustments:
(a) Transformation charges	26	5	5
(b) Stock based compensation	23	25	25
Adjusted EBITDA	$218	$180	$190

EBITDA and Adjusted EBITDA as presented above, are supplemental measures of our performance that are not required by, or presented in accordance with, generally accepted accounting principles (“GAAP”). They are not measurements of our financial performance under GAAP and should not be considered as alternatives to revenues, net income or any other performance measures derived in accordance with GAAP or as alternatives to cash flow from operating activities as measures of our liquidity.

While NCR reports its results in accordance with GAAP, it believes certain non-GAAP financial measures provide additional useful information regarding NCR’s financial results. NCR’s management evaluates our results excluding certain items, such as pension mark-to-market adjustments, to assess our financial performance and believes this information is useful for investors because it provides a more complete understanding of NCR’s underlying operational performance, as well as consistency and comparability with NCR’s past reports of financial results. In addition, management uses certain of these measures to manage and determine effectiveness of its business managers and as a basis for incentive compensation. NCR management’s calculation of these non-GAAP measures may differ from similarly-titled measures reported by other companies and cannot, therefore, be compared with similarly-titled measures of other companies. These non-GAAP measures should not be considered as substitutes for, or superior to, results determined in accordance with GAAP.

EBITDA is defined as income from continuing operations attributable to NCR common stockholders plus interest expense (net), income tax expense (benefit) and depreciation and amortization. Adjusted EBITDA is defined as EBITDA as further adjusted to exclude other adjustments identified in the reconciliation table above. Additionally, we believe Adjusted EBITDA is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. We also believe that Adjusted EBITDA provides useful information to investors because it is an indicator of the strength and performance of the Company’s ongoing business operations, including its ability to fund discretionary spending, such as capital expenditures, strategic acquisitions and other investments. Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our results as reported in accordance with GAAP.

The information furnished under Item 2.02 in this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section and shall not be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as set forth by specific reference in such filing.

Item 7.01.Regulation FD Disclosure

In connection with a previously announced private financing transaction, we anticipate disclosing to prospective investors certain information that has not been previously publicly reported. This information is attached hereto as Exhibit 99.1 and incorporated by reference herein.

This report shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

The information furnished under Item 7.01 in this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section and shall not be deemed incorporated by reference in any filing made by the Company under the Securities Act or the Exchange Act, except as set forth by specific reference in such filing. This report shall not be deemed an admission as to the materiality of any information in this report that is being disclosed pursuant to Regulation FD.

Item 9.01.Financial Statements and Exhibits.

(d) Exhibits:

The following exhibits are attached with this current report on Form 8-K:

Exhibit No	Description
99.1	Certain information with respect to NCR Corporation that has not been previously reported to the public.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NCR CORPORATION

Date: April 7, 2020	By:	/s/ Andre J. Fernandez
Andre J. Fernandez
Executive Vice President and Chief Financial Officer